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                                                                    EXHIBIT 3.32

                                     BY-LAWS

                                       OF

                             CAST FORGE CORPORATION

                                    ARTICLE I

                                    Meetings.

                  Section 1. Place of Meeting. Any or all meetings of the shareholders, and of the board of directors, of this corporation may be held within or without the State of Michigan, provided that no meeting shall be held at a place other than the registered office in Michigan, except pursuant to by-law or resolution adopted by the board of directors.

                  Section 2. Annual Meeting of Shareholders. After the year 1962 an annual meeting of the shareholders shall be held in each year on the third Monday in March, one of the purposes of which shall be the election of a board of directors.

                  Section 3. Notice of Annual Meeting of Shareholders. At least ten (10) days prior to the date fixed by Section 2 of this article for the holding of the annual meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting.

                  Section 4. Delayed Annual Meeting. If, for any reason, the annual meeting of the shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held as a special meeting, and the same proceedings may be had thereat as at an annual meeting, provided, however, that the notice of such meeting shall be the same herein required for the annual meeting, namely, not less than a ten-day notice.

                  Section 5. Order of Business at Annual Meeting. The order of business at the annual meeting of the shareholders shall be as follows:

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                           (a)      Roll call,

                           (b)      Reading notice and proof of mailing,

                           (c)      Report of president,

                           (d)      Report of secretary,

                           (e)      Report of treasurer,

                           (f)      Election of directors,

                           (g)      Transaction of other business
                                       mentioned in the notice,

                           (h)      Adjournment,

provided that, in the absence of any objection, the presiding officer may vary the order of business at discretion.

                  Section 6. Special Meetings of Shareholders. A special meeting of the shareholders may be called at any time by the chairman of the board, or by a majority of the board of directors, or by shareholders entitled to vote not less than an aggregate of fifty (50%) per cent, of the outstanding shares of the corporation having a right to vote at such special meeting. The method by which such meeting may be called is as follows:

                  Upon receipt of specification in writing setting forth the date and objects of such proposed special meeting, signed by the chairman of the board, or by a majority of the board of directors, or by shareholders, as above provided, the secretary of this corporation shall prepare, sign and mail the notices requisite to such meeting.

                  Section 7. Notice of Special Meeting of Shareholders. At least three (3) days prior to the date fixed for the holding of any special meeting of shareholders, written notice of the time, place and purposes of such meeting shall be mailed, as hereinafter provided, to each shareholder entitled to vote at such meeting. No business not mentioned in the notice shall be transacted at such meeting.

                  Section 8. Organization Meeting of Board. At the place of holding the annual meeting of shareholders, and immediately following the same, the board of directors as constituted upon final adjournment of such annual meeting shall convene for the purpose of electing officers and transacting any other business properly brought before it, provided, that the organization meeting in any year may be held at a different time and place than that herein provided by consent of a majority of the directors of such new board.

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                  Section 9. Regular Meetings of Board. Regular meetings of the board of directors shall be held at such time and place as the board of directors shall from time to time determine. No notice of regular meetings of the board shall be required.

                  Section 10. Special Meetings of Board. Special meetings of the board of directors may be called by the chairman of the board at any time and may be called upon the written request of at least two members of the board of directors by written notice, telegram or telephone of the time, place and purpose thereof given at least two days before such meeting to each director, but action taken at any such meeting shall not be invalidated for want of notice if such notice shall be waived as hereinafter provided.

                  Section 11. Notices and Mailing. All notices required to be given by any provision of these by-laws shall state the authority pursuant to which they are issued (as, "by order of the chairman of the board", or "by order of the board of directors", or "by order of shareholders", as the case may
be) and shall bear the written or printed signature of the secretary. Every notice shall be deemed duly served when the same has been deposited in the United States mail, with postage fully prepaid, plainly addressed to the sendee at his, her or its last address appearing upon the original or duplicate stock ledger of this corporation at its registered office in Michigan.

                  Section 12. Waiver of Notice. Notice of the time, place and purpose of any meeting of the shareholders or of the board of directors, may be waived by telegram, radiogram, cablegram or other writing, either before or after such meeting has been held.

                                   ARTICLE II

                                     Quorum.

                  Section 1. Quorum of Shareholders. A majority of the outstanding shares of this corporation entitled to vote, present by the record holders thereof in person or by proxy shall constitute a quorum at any meeting of the shareholders.

                  Section 2. Quorum of Directors. A majority of the directors shall constitute a quorum, provided that while the

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number of directors shall be more than seven, then and in that event one-third of the members of the board shall constitute a quorum.

                                   ARTICLE III

                         Voting, Elections and Proxies.

                  Section 1. Who Entitled to Vote. Except as the articles or an amendment, or amendments, thereto otherwise provide, each shareholder of this corporation shall, at every meeting of the shareholders, be entitled to one vote in person or by proxy for each share of capital stock of this corporation held by such shareholder, subject, however, to the full effect of the limitations imposed by the fixed record date for determination of shareholders set forth in
Section 2 of this article.

                  Section 2. Record Date for Determination of Shareholders. Twenty (20) days preceding (a) the date of any meeting of shareholders, (b) the date for the payment of any dividends, (c) the date for the allotment of rights,
(d) the date when any change or conversion or exchange of capital stock shall go into effect is hereby fixed as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid. Nothing in this section shall affect the rights of a shareholder and his tranferee or transferor as between themselves.

                  Section 3. Proxies. No proxy shall be deemed operative unless and until signed by the stockholder and filed with the corporation. In the absence of limitation to the contrary contained in the proxy, the same shall extend to all meetings of the shareholders, and shall remain in force three years from its date, and no longer.

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                  Section 4. Vote by Shareholder Corporation. Any other
corporation owning voting shares in this corporation may vote upon the same by the president of such shareholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the board of directors of such shareholder corporation.

                  Section 5. Inspectors of Election. Whenever any person entitled to vote at a meeting of the shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat shall appoint not more than three inspectors, who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

                                   ARTICLE IV

                               Board of Directors.

                  Section 1. Number and Term of Directors. The business property and affairs of this corporation shall be managed by a board of directors composed of five members, who need not be shareholders. Each director shall hold office for the term for which he is elected and until his successor is entitled and qualified.

                  Section 2. Vacancies. Vacancies in the board of directors shall be filled by appointment made by the remaining directors. Each person so elected to fill a vacancy shall remain a director until his successor has been elected by the shareholders, who may make such election at their next annual meeting or at any special meeting, duly called for that purpose, held prior thereto.

                  Section 3. Action by Unanimous Written Consent. If and when the directors shall unanimously consent in writing to any action to be taken by the corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the board of directors.

                  Section 4. Power to Make By-Laws. The board of

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directors shall have power to make and alter any by-law or by-laws including the fixing and altering of the number of the directors, provided, that the board shall not make or alter any by-law or by-laws fixing the qualifications, classifications or term of office of any member or members of the then existing board.

                  Section 5. Power to Elect Officers. The board of directors shall elect a chairman of the board, a president, one or more vice-presidents, a secretary and a treasurer. The chairman of the board, the president and one vice-president shall be members of the board of directors; no other officers need be members of the board of directors.

                  Section 6. Power to Appoint Other Officers and Agents. The board of directors shall have power to appoint such other officers and agents as the board may deem necessary for transaction of the business of the corporation.

                  Section 7. Removal of Officers and Agents. Any officer or agent may be removed by the board of directors whenever in the judgment of the board the business interests of the corporation will be served thereby.

                  Section 8. Power to Fill Vacancies. The board shall have power to fill any vacancy in any office occurring from any reason whatsoever.

                  Section 9. Delegation of Powers. For any reason deemed sufficient by the board of directors, whether occasioned by absence or otherwise, the board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge or verify any instrument in more than one capacity.

                  Section 10. Power to Appoint Executive Committee. The board of directors shall have power to appoint by resolution an executive committee composed of two or more directors who, to the extent provided in such resolution, shall have and exercise the authority of the board of directors in the management of the business of the corporation between meetings of the board.

                  Section 11. Power to Require Bonds. The board of directors may require any officer or agent to file with the corporation a satisfactory bond conditioned for faithful performance of his duties.

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                  Section 12. Compensation. The compensation of directors,
officers and agents may be fixed by the board.

                                    ARTICLE V

                                    Officers.

                  Section 1. Chairman of the Board. The chairman of the board shall be selected by, and from the membership of the board of directors. He shall preside at all meetings of shareholders and of the board of directors. He shall be the chief executive officer of the corporation. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board are carried into effect. He shall be ex-officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the chief executive of a corporation.

                  Section 2. President. The president shall be selected by, and from the membership of the board of directors. He shall have such duties and powers as may be delegated to him by the board of directors. He shall perform the duties and exercise the powers of the chairman of the board during the absence or disability of the chairman of the board.

                  Section 3. Vice-Presidents. At least one vice-president shall be chosen from the membership of the board of directors. Such vice-presidents as are board members, in the order of their seniority, shall perform the duties and exercise the powers of the president during the absence or disability of the president.

                  Section 4. Secretary. The secretary shall attend all meetings of the stockholders and of the board of directors, and of the executive committee, and shall preserve in books of the company true minutes of the proceedings of all such meetings. He shall safely keep in his custody the seal of the corporation and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statute, by-law or resolution. He shall perform such other duties as may be delegated to him by the board of directors or by the executive committee.

                  Section 5. Treasurer. The treasurer shall have custody of all corporate funds and securities and shall keep in

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books belonging to the corporation full and accurate accounts of all receipts and disbursements; he shall deposit all moneys, securities and other valuable effects in the name of the corporation in such depositaries as may be designated for that purpose by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president, and directors at the regular meetings of the board, and whenever requested by them, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board, he shall deliver to the president of the company, and shall keep in force, a bond in form, amount, and with a surety or sureties satisfactory to the board, conditioned for faithful performance of the duties of his office, and for restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and property of whatever kind in his possession or under his control belonging to the corporation.

                  Section 6. Assistant Secretary and Assistant Treasurer. The assistant secretary, in the absence or disability of the secretary, shall perform the duties and exercise the powers of the secretary. The assistant treasurer, in the absence or disability of the treasurer, shall perform the duties and exercise the powers of the treasurer.

                  Section 7. Secretary-Treasurer. At the discretion of the board of directors, the office of Secretary and Treasurer may be held by one person.

                                   ARTICLE VI

                              Stocks and Transfers.

                  Section 1. Certificates for Shares. Every shareholder shall be entitled to a certificate of his shares signed by the president, or vice president, and the secretary, or the treasurer or by the assistant secretary or the assistant treasurer, under the seal of the corporation, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares and, if such shares are not full-paid, the amount paid; provided, that where such certificate is signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of such corporation, or by a registrar, the

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signature of any such president, vice-president, secretary, assistant secretary, treasurer or assistant treasurer, and the seal of the corporation, may be a facsimile.

                  Section 2. Transferable only on Books of Corporation. Shares shall be transferable only on the books of the corporation by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security, and not absolutely, the fact shall be so expressed in the entry of such transfer.

                  Section 3. Registered Shareholders. The corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have express or other notice thereof, save as may be otherwise provided by the statutes of Michigan.

                  Section 4. Transfer Agent and Registrar. The board of directors may appoint a transfer agent and a registrar of transfers, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the board may otherwise direct.

                  Section 5. Regulations. The board of directors shall have power and authority to make all such rules and regulations as the board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this corporation.

                                   ARTICLE VII

                             Dividends and Reserves.

                  Section 1. Declaration of Dividends. Subject to the provisions of the articles of incorporation and any governing statutes and regulations, the board of directors shall have power and authority to declare dividends at any regular or special meetings, pursuant to law.

                  Section 2. Manner of Payment of Dividend. Dividends may be paid in cash, in property, in obligations of the corporation or in shares of the capital stock of the corporation.

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                  Section 3. Reserves. The board of directors shall set apart such reserve or reserves as are required by the articles of incorporation, if any, shall have power and authority to set apart such additional reserve or reserves, for any proper purpose, as the board in its discretion shall approve; and the board shall have power and authority to abolish any reserve created by the board not specifically provided for in the articles of incorporation.

                                  ARTICLE VIII

                              Right of Inspection.

                  Section 1. Inspection of List of Shareholders. At least ten days before every election of directors, a complete list of shareholders entitled to vote at such election shall be open to inspection by any registered shareholder entitled to vote at such election, provided, that no shareholder holding less than two per cent (2%) of the outstanding capital stock of the corporation shall be entitled to exercise such privilege of inspection in advance of such meeting.

                  Section 2. Inspection of Books of Account and Stock Books. The books of account and stock books of this corporation shall be open to inspection at all reasonable times and for any proper purpose by the shareholders, provided, that no shareholder holding of record in the aggregate less than two per cent (2%) of the outstanding shares of some one class of stock of this corporation, and no person, whatever his or her holding who has not then been a shareholder of record of this corporation for at least three months prior to making such application shall be permitted to exercise such privilege of inspection, except pursuant to resolution of the board of directors.

                                   ARTICLE IX

                            Execution of Instruments.

                  Section 1. Checks, etc. All checks, drafts and orders for payment of money shall be signed in the name of the corporation by such officers or agents as the board of directors shall from time to time designate for that purpose.

                  Section 2. Contracts, Conveyances, etc. When the execution of any contract, conveyance or other instrument has

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been authorized without specification by the executing officers, the president, or any vice-president, and the secretary, or assistant secretary, may execute the same in the name and behalf of this corporation and may affix the corporate seal thereto. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation.

                                    ARTICLE X

                                  Fiscal Year.

                The fiscal year shall begin the      day of
                       in each year.

                                   ARTICLE XI

                              Amendment of By-Laws.

                  Section 1. Amendments, how effected. These by-laws may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration, change, addition or repeal be contained in the notice of the meeting, or by the affirmative vote of a majority of the board of directors at a regular or special meeting of the board; provided, however, that the board of directors shall not make or alter any by-laws fixing their qualifications, classifications, or term of office; provided, also that any by-laws made by the affirmative vote of a majority of the board of directors as provided herein may be amended, altered, changed, added to or repealed by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the shareholders; and provided further that no change of the date for the annual meeting of shareholders shall be made within thirty days next before the day on which such meeting is to be held, unless consented to in writing, or by a resolution adopted at a meeting, by all shareholders entitled to vote at the annual meeting.

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                                  THE PRESIDENT

         Section 8. The president shall be the chief operating officer of the corporation, with the power to manage the operations of the corporation. He shall have the powers granted to the chairman of the board in Section 7 of this
Article V and shall have such furether powers as the board of directors may from time to time by resolution confer upon him. In the absence or refusal to act of the chairman of the board, the powers of the chairman of the board shall devolve upon the President.

                               THE VICE PRESIDENTS

         Section 9. In the absence of the president or in the event of his inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation ads of the

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board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 11. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the

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corporation and shall deposit all moneys and other valuable effects in the name and to credit of the corporation in such depositories may be designated by the board of directors.

         Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 14. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possesion or under his control belonging to the corporation.

         Section 15. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

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                      ARTICLE VI - CERTIFICATES FOR SHARES

         Section 1. The shares of the corporation shall be represented by a certificate. Certificates shall be signed by, or in the name of the corporation by, the chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face of or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required

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to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a)
or 218(a) or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall

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require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                TRANSFER OF STOCK

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certified shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

                               FIXING RECORD DATE

         Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a

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record date, which shall not be more than sixty nor less than ten days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                             REGISTERED STOCKHOLDERS

         Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                        ARTICLE VII - GENERAL PROVISIONS

                                    DIVIDENDS

         Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

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         Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                ANNUAL STATEMENT

         Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                     CHECKS

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                  FISCAL YEAR

         Section 5. The fiscal year of the corporation shall be January 1 through December 31.

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                                      SEAL

         Section 6. The corporate seal shall be adopted by the directors.

                                 INDEMNIFICATION

         Section 7. The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

                            ARTICLE VIII - AMENDMENTS

         Section 1. These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alternation, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal by-laws is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.

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                                                                       EXHIBIT C